                                                                   Exhibit 99(e)




                                GAMBLERS SUPPLY

                                  MANAGEMENT

                                    COMPANY




                                    FOR THE

                                  YEARS ENDED

                               DECEMBER 31, 1995

                                      AND

                                JANUARY 1, 1995




                    [LOGO OF PIERCY, BOWLER, TAYLOR & KERN]

                      GAMBLERS SUPPLY MANAGEMENT COMPANY

           FOR THE YEARS ENDED DECEMBER 31, 1995 AND JANUARY 1, 1995






                                   CONTENTS


                                                                            PAGE
Independent auditors' report                                                  1

Financial statements:
  Balance sheets                                                             2-3
  Statements of loss and accumulated deficit                                   4
  Statements of cash flows                                                     5
  Notes to financial statements                                             6-14


                 [LETTERHEAD OF PIERCY, BOWLER, TAYLOR & KERN]


                         INDEPENDENT AUDITORS' REPORT
                         ----------------------------

Board of Directors
Gamblers Supply Management Company
Sioux Falls, South Dakota

          We have audited the accompanying balance sheets of Gamblers Supply Management Company (the Company) as of December 31, 1995 and January 1, 1995, and the related statements of loss and accumulated deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

          We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

          In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Gamblers Supply Management Company as of December 31, 1995 and January 1, 1995 and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

          The Company's financial statements have been prepared assuming the Company will continue as a going concern. As discussed in note 2, the Company is in default of its agreements with SODAK Gaming, Inc. (SODAK) and, as a result, the entire obligation to SODAK (approximately $27,250,000 as of December 31, 1995) has been classified as currently payable. This circumstance, current cash flows, and the Company's brief operating history raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to this matter are described in Note 6. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Piercy Bowler Taylor & Kern

March 15, 1996

                      GAMBLERS SUPPLY MANAGEMENT COMPANY

                                BALANCE SHEETS

                     DECEMBER 31, 1995 AND JANUARY 1, 1995



                                    ASSETS

                                                    December 31,      January 1,
                                                       1995             1995
                                                    ------------     -----------
Current assets:
  Cash                                              $ 1,172,702      $ 1,141,546
  Due from related parties                              135,828          115,166
  Preopening costs                                                       917,861
  Prepaid expenses                                      579,731          294,465
  Other                                                 183,982          113,194
                                                    -----------      -----------
                                                      2,072,243        2,582,232
                                                    -----------      -----------
Property and equipment:
  Land, building and improvements                     9,282,813        8,481,958
  Barge and excursion gambling vessel                15,156,170       14,669,440
  Furniture, fixtures and equipment                   9,633,706        8,724,736
  Leasehold improvements                              2,327,236        2,157,593
                                                    -----------      -----------
                                                     36,399,925       34,033,727
Less accumulated depreciation                        (2,715,277)         (74,109)
                                                    -----------      -----------
                                                     33,684,648       33,959,618
                                                    -----------      -----------
Other assets                                            395,260          663,135
                                                    -----------      -----------
                                                    $36,152,151      $37,204,985
                                                    ===========      ===========



                                  (continued)

                      GAMBLERS SUPPLY MANAGEMENT COMPANY

                     DECEMBER 31, 1995 AND JANUARY 1, 1995



                LIABILITIES AND SHAREHOLDERS' EQUITY DEFICIENCY

                                                                               December 31,       January 1,
                                                                                   1995              1995
                                                                               ------------      ------------
Current liabilities:
  Long-term debt in default, including capital lease obligations               $ 27,249,976      $ 27,019,968
  Current portion of long-term debt                                                 346,013           262,669
  Accounts payable                                                                  471,991         4,520,656
  Accrued salaries, shareholders                                                    600,000
  Accrued interest                                                                4,153,257         1,560,274
  Other accrued expenses                                                          1,704,547         1,004,089
                                                                               ------------      ------------
                                                                                 34,525,784        34,367,656
                                                                               ------------      ------------
Long-term debt, net of current portion:
  Notes payable to shareholders                                                   4,470,698         3,087,000
  Other                                                                           1,340,476         1,258,512
                                                                               ------------      ------------
                                                                                  5,811,174         4,345,512
                                                                               ------------      ------------
                                                                                 40,336,958        38,713,168
                                                                               ------------      ------------
Shareholders' equity deficiency:
  Common stock, $1 par value, 1,000,000 shares authorized;
    10,000 shares issued and outstanding                                             10,000            10,000
  Accumulated deficit                                                          (  4,194,807)     (  1,518,183)
                                                                               ------------      ------------
                                                                               (  4,184,807)     (  1,508,183)
                                                                               ------------      ------------
                                                                               $ 36,152,151      $ 37,204,985
                                                                               ============      ============

                      See notes to financial statements.

                      GAMBLERS SUPPLY MANAGEMENT COMPANY

                  STATEMENTS OF LOSS AND ACCUMULATED DEFICIT

               YEARS ENDED DECEMBER 31, 1995 AND JANUARY 1, 1995


                                                                               December 31,       January 1,
                                                                                   1995              1995
                                                                               ------------      ------------
Revenues:
  Casino                                                                        $32,864,326       $   752,723
  Food, beverage and other                                                        4,319,696           104,879
  Hotel                                                                             399,574
  Management fees                                                                   450,000           600,000
                                                                               ------------      ------------
                                                                                 38,033,596         1,457,602
  Less: promotional allowances                                                 (    998,397)
                                                                               ------------      ------------
                                                                                 37,035,199         1,457,602
                                                                               ------------      ------------
Operating costs and expenses:
  Casino                                                                         12,307,728           177,188
  Food, beverage and other                                                        3,993,450            87,970
  Hotel                                                                             156,609
  General and administrative                                                     12,663,044         1,753,210
  Interest                                                                        6,623,456         1,470,244
  Depreciation                                                                    2,687,461            66,032
  Amortization of preopening costs                                                  920,095
                                                                               ------------      ------------
                                                                                 39,351,843         3,554,644
                                                                               ------------      ------------
Net loss                                                                       (  2,316,644)     (  2,097,042)

Retained earnings (accumulated deficit),
  beginning of year                                                            (  1,518,183)          578,859

Distribution of non-monetary assets to
  shareholders in a spin-off transaction                                       (    359,980)
                                                                               ------------      ------------

Accumulated deficit, end of year                                               ($ 4,194,807)     ($ 1,518,183)
                                                                               ============      ============

                      See notes to financial statements.

                      GAMBLERS SUPPLY MANAGEMENT COMPANY

                            STATEMENT OF CASH FLOWS

               YEARS ENDED DECEMBER 31, 1995 AND JANUARY 1, 1995


                                                             December 31,       January 1,
                                                                1995              1995
                                                             ------------      ------------
Cash flows from operating activities:
  Net loss                                                   $(2,316,644)      $(2,097,042)
  Adjustments to reconcile net loss to net
   cash provided by operating activities:
    Depreciation and amortization                              2,908,461            66,032
    Changes in operating assets and liabilities:
      Preopening costs                                           917,861          (917,861)
      Prepaid expenses                                          (285,266)         (294,465)
      Other current assets                                       (91,450)          (89,194)
      Accounts payable                                        (4,048,665)        1,190,049
      Accrued salaries, shareholders                             600,000
      Accrued interest                                         2,592,983         1,560,274
      Other accrued expenses                                     700,458           586,556
                                                             -----------       -----------
    Net cash provided by operating activities                    977,738             4,349
                                                             -----------       -----------
Cash flows from investing activities:
  Advances to related party                                                       (115,166)
  (Increase) decrease in deposits and other assets                46,875          (163,135)
  Purchase of property and equipment                          (1,347,425)       (8,350,482)
                                                             -----------       -----------
    Net cash used in investing activities                     (1,300,550)       (8,628,783)
                                                             -----------       -----------
Cash flows from financing activities:
  Proceeds from shareholder loans                              1,383,698         3,020,000
  Proceeds of other long-term debt                                               7,500,000
  Repayment of long-term debt, including capital lease
   obligations                                                  (629,730)         (671,900)
  Debt issuance costs                                           (400,000)         (100,000)
                                                             -----------       -----------
  Net cash provided by financing activities                      353,968         9,748,100
                                                             -----------       -----------
Net increase in cash                                              31,156         1,123,666
Cash, beginning of year                                        1,141,546            17,880
                                                             -----------       -----------
Cash, end of year                                            $ 1,172,702       $ 1,141,546
                                                             ===========       ===========


                      See notes to financial statements.

                      GAMBLERS SUPPLY MANAGEMENT COMPANY

                         NOTES TO FINANCIAL STATEMENTS

               YEARS ENDED DECEMBER 31, 1995 AND JANUARY 1, 1995

1. Summary of significant accounting policies:

   Nature of operations:

   Prior to December 26, 1994, when Miss Marquette Riverboat Casino Resort (the
    Division) commenced operations originating from Marquette, Iowa, Gamblers Supply Management Company's (GSMC) principal source of revenue was from a services agreement (the Services Agreement) with Gamblers Supply of Iowa, Inc. (GSII), an affiliated company owned by the shareholders of GSMC. GSII has a contract to manage a land-based casino in Tama, Iowa, for the Sac and Fox Tribe of the Mississippi in Iowa (the Tribe). As of October 1995, the service agreement is no longer with GSMC as a result of the distribution of non-monetary assets. (See Note 3).

   Use of estimates:

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

   Preopening costs:

   Preopening costs consists primarily of payroll and related costs associated with preparing to operate the Riverboat. The Company's policy is to expense these costs over the twelve months following commencement of operations.

   Amortization of deferred debt issuance costs:

   Deferred debt issuance costs are amortized over the life of the related debt using the effective interest rate method.

   Property and equipment:

   Property and equipment is stated at cost. Depreciation is computed using straight-line and accelerated methods over the estimated useful lives of the assets.

   Revenue and promotional allowances:

   In accordance with industry practice, the Company recognizes as casino revenue the net win from gaming activities, which is the difference between gaming wins and losses.

                      GAMBLERS SUPPLY MANAGEMENT COMPANY

               YEARS ENDED DECEMBER 31, 1995 AND JANUARY 1, 1995

1. Summary of significant accounting policies (continued):

   Revenue and promotional allowances (continued):

   Gross revenues include the retail value of complimentary food, beverage and hotel services provided gratuitously to gaming customers. The retail value of these complimentary services is deducted as a promotional allowance to arrive at net revenues. The cost of providing these services is charged to rooms, food and beverage and general and administrative expenses.

   Operating costs and expenses:

   Certain operating expenses such as utilities, maintenance and depreciation are not allocated to the operating departments and are included in general and administrative expenses.

   Federal income taxes:

   Since inception, the Company has elected "S Corporation" status for federal income tax purposes. As a result, no provision for federal income taxes has been made in the accompanying financial statements since income (loss) is generally passed directly through to the shareholders.

   Accounting year:

   The Company's accounting year ends on the first Sunday following December 30.

2. Agreements with SODAK Gaming, Inc. (SODAK):

   In 1994, GSMC entered into a vessel charter agreement for the Division's riverboat, a capitalized lease, with SODAK. The agreement provides for minimum annual fees of the greater of $7,000,000 payable in equal monthly installments or 50% of adjusted net profit of the Riverboat, as defined, until $25,000,000 has been paid. Thereafter, for the remaining portion of the initial eight-year term and subsequent seven-year and ten-year automatic renewal options, annual fees are limited to 50% of adjusted net profit.

                      GAMBLERS SUPPLY MANAGEMENT COMPANY
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
               YEARS ENDED DECEMBER 31, 1995 AND JANUARY 1, 1995

2.   AGREEMENTS WITH SODAK GAMING, INC. (SODAK) (CONTINUED):

     SODAK also has financed part (originally $4,500,000) of the development of the Division's land-based facilities and operations. GSMC incurred $500,000 of additional debt issuance costs in December 1994 to increase that financing to its current level of $7,500,000, defer certain payments, and reduce applicable interest rates. The financing agreements also required GSMC to purchase its gaming devices from SODAK, which also provided the financing for the equipment. The agreements are collateralized by substantially all of the assets of GSMC, and personal guarantees and certain assets of the shareholders and related entities. The agreements provide that a default of any financing agreement with SODAK constitutes a default in all other financing agreements with SODAK.

     As of December 31, 1995, GSMC is delinquent in meeting the payment terms of certain agreements approximately as follows:


          Charter agreement (including executory costs)           $ 7,100,780
          $7,500,000 loan                                           2,330,392
          Equipment loans                                           1,951,277
                                                                  -----------

           Total payments required (including interest)            11,382,449
                                                                  -----------

           Amount paid                                              2,935,000
                                                                  -----------

           Amount of default (Note 4)                             $ 8,447,449
                                                                  ===========

     In the event that SODAK "declares" the foregoing in default, and it is not cured within the specified grace period, the SODAK debt, the present value of the required charter lease payments, and certain late charges not accrued, less reletting proceeds, would become due (Notes 4 and 5), and possible surrender of the vessel could occur. Upon termination, SODAK also has the option to purchase all of the Company's assets and ancillary rights relating to the Division's operation at its net book value (as defined).

3.   DISTRIBUTION OF NON-MONETARY ASSETS:

     On October 9, 1995, GSMC distributed all of its South Dakota real and personal property and related liabilities and the Service Agreement with GSII to its shareholders in a non-pro rata spin-off transaction. For financial reporting purposes, the amount of the nonreciprocal transfer was based on the recorded amount of the assets and liabilities distributed. For federal income tax reporting purposes, the transaction was accounted for as a "divisive reorganization".

                      GAMBLERS SUPPLY MANAGEMENT COMPANY

               YEARS ENDED DECEMBER 31, 1995 AND JANUARY 1, 1995

4.  Notes payable and obligations under capital leases:

    Long-term debt in default, including capital lease obligations:

    As indicated in Note 2, GSMC is in default on its agreements with SODAK and, accordingly, $13,657,186 of notes payable, other, and $13,592,790 of capitalized lease obligations (see Note 5) have been classified as currently payable, as a result of cross-default provisions.

    Long term debt in default including capital lease obligations consist of the following:

                                                                        December 31,         January 1,
                                                                             1995               1995
                                                                        ------------         ----------
    Various notes payable to SODAK, collateralized by
     substantially all of the Company's assets and personally
     guaranteed by the Company's shareholders, payable at
     the greater monthly installments of approximately
     $250,000, due March 1998, including interest at prime
     or the excess of adjusted net profit of the Riverboat, as
     defined, pursuant to the loan modification agreement
     dated December 16, 1994                                            $ 7,500,000          $ 7,500,000

    Notes payable to SODAK in monthly installments of
     $195,128 and $14,343 including interest at prime
     plus 2%, due February 1998, collateralized by
     casino equipment                                                     6,157,186            5,766,537
                                                                        -----------          -----------

                                                                         13,657,186           13,266,537
    Obligations to SODAK under capital leases (Note 5)                   13,592,790           13,753,431
                                                                        -----------          -----------
                                                                        $27,249,976          $27,019,968
                                                                        ===========          ===========




                                  (continued)

                      GAMBLERS SUPPLY MANAGEMENT COMPANY

               YEARS ENDED DECEMBER 31, 1995 AND JANUARY 1, 1995


4.   Notes payable and obligations under capital leases (continued):

     Long-term debt:

     In addition to 8% unsecured notes payable to shareholders totaling
      $4,470,698 and $3,087,000 at December 31 and January 1, 1995,
      respectively, which are due on demand after January 5, 1995, long-term debt consists of the following:

                                                                  December 31,   January 1,
                                                                      1995          1995
                                                                  ------------   -----------
     Note payable in monthly installments of $12,668
      including interest at 9%, due January 2005, and
      additional principal of $150,000 plus accrued
      interest thereon due July 1995, secured by first
      trust deed on the Company's 24-room motel                    $  941,097    $1,150,000

     Various other secured notes payable                              597,796       200,428
                                                                   ----------    ----------

                                                                    1,538,893     1,350,428
     Obligations under capital leases (Note 5)                        147,596       170,753
                                                                   ----------    ----------

                                                                    1,686,489     1,521,181
     Less current portion                                            (346,013)     (262,669)
                                                                   ----------    ----------

                                                                   $1,340,476    $1,258,512
                                                                   ==========    ==========

                                                                     SODAK          Other
                                                                  -----------    ----------
     Aggregate annual maturities of notes payable subsequent
      to December 31, 1995, in the absence of default, would
      have been:

                        1996                                      $ 4,626,663    $  346,013
                        1997                                        5,108,385       189,171
                        1998                                        3,922,138       177,284
                        1999                                                        106,052
                        2000                                                        188,762
                        Thereafter                                                  531,611
                                                                  -----------    ----------
                                                                  $13,657,186    $1,538,893
                                                                  ===========    ==========

                      GAMBLERS SUPPLY MANAGEMENT COMPANY

               YEARS ENDED DECEMBER 31, 1995 AND JANUARY 1, 1995


5.   LEASE COMMITMENTS:

     The present value of capitalized lease obligations identified by property type consists of the following:

       Excursion gambling vessel (SODAK)                           $13,592,790
       Office and laundry facilities                                   101,496*
       Other equipment                                                  46,100
                                                                   -----------
                                                                   $13,740,386
                                                                   ===========

     -------------
     *Leased from shareholders at $3,500 monthly through May 2019.
     -------------

     The annual future minimum lease payments required under capitalized lease obligations are presented as if the SODAK obligation were not entirely current as a result of the default, together with the Company's commitments under operating leases (with initial terms in excess of one year) follow:

                                                   Capital         Operating
                                                   leases            leases
                                                 -----------       ----------
                   1996                          $ 7,172,660       $  201,112
                   1997                            7,161,933          201,112
                   1998                            7,074,742          196,639
                   1999                               42,000          182,624
                   2000                               42,000          180,000
                   Thereafter                        773,500        3,348,750
                                                 -----------       ----------
         Total Minimum lease payments             22,266,835       $4,310,237
                                                                   ==========
         Amount representing interest and
          executory costs                         (8,526,449)
                                                 -----------
         Present value of future minimum
          lease payments                         $13,740,386
                                                 ===========

                      GAMBLERS SUPPLY MANAGEMENT COMPANY

               YEARS ENDED DECEMBER 31, 1995 AND JANUARY 1, 1995

5.   Lease commitments (continued):

     Operating leases include riverfront land used by the Division for docking facilities leased from the City of Marquette, Iowa (the City). The term of the agreement is 25 years, and it requires GSMC to make payments as follows:

     . $180,000 per year in equal monthly payments due on the first of each month

     . Twenty-five cents ($.25) per embarking passenger for the first 36 months (due monthly on the 15th day of the following month) then fifty cents ($.50) per passenger thereafter

     . 2 1/2% of the net gaming win in excess of $20,000,000 for the first three years, then 2 1/2% of the first $40,000,000, 5% of the next $20,000,000 and 7.5% over $60,000,000 for each subsequent year of the lease.

     The Agreement required GSMC to construct, at its expense, improvements to the docking facilities and available utilities. Upon approval by the City, ownership of the improvements shall be transferred to the City and as a result, the City will, in effect, reduce prospective fees (to be paid by GSMC based on the Division's operations) by an annual amount not to exceed 10% of the total collected, until the total reduction equals $250,000.

     Rent expense for all non-cancelable operating leases with remaining terms in excess of one year for the year ended December 31, 1995 was $251,662.

6.   Other commitments and contingencies:

     Management's plans:

     The Company's ability to continue as a going concern is largely dependent upon its attaining and maintaining sufficient profitability and cash flow, a continued relationship of cooperation with SODAK until more favorable financing can be secured, or the availability of additional debt financing or equity capital. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                      GAMBLERS SUPPLY MANAGEMENT COMPANY

               YEARS ENDED DECEMBER 31, 1995 AND JANUARY 1, 1995

6.  Other commitments and contingents (continued):

    Management's plans (continued):

    The Company's post-balance-sheet cash flows are not yet sufficient to pay its obligations to SODAK and cure the default. Accordingly, future defaults are likely. Assuming the continued cooperation of SODAK, management believes that alternative debt financing can be obtained sufficient to satisfy its obligations under terms that can be serviced by the Company's prospective cash flow. Management is currently negotiating with SODAK and lenders to accomplish this goal and is exploring avenues for raising additional equity capital. However, no assurance can be given regarding the success of these efforts.

    Self-insurance programs:

    The Company provides health and major medical benefits for its employees.
     It is self-insured for the coverage up to $25,000 per year per employee with an aggregate stop-loss policy at approximately $1,000,000 per year. The Company is funding the maximum required amount per month as required by the third party administrator, which has totaled approximately $450,000 since April 1995 (inception). The Company is also partially self-insured (up to $10,000 per incident) for work-related injuries to employees. The estimated liability for self-insurance claims related to 1995 is included in other accrued expenses.

    Use tax assessment:

    The Iowa Department of Revenue and Finance (the Department) is in the process of performing a use tax audit of the Company and has indicated intent to assess, absent convincing response by the Company. The amount of the potential assessment is approximately $300,000 including interest and penalties and could increase by approximately $35,000 for each month the matter remains unresolved. If unsuccessful in its pre-assessment argument, the Company intends to vigorously contest the matter. The Company and counsel cannot predict the outcome or reasonably estimate the amount or range of potential loss, if any, and the financial statements do not include an accrual for any such loss.

    Concentration:

    Because it operates exclusively in Marquette, Iowa, the Company's operations could be affected by adverse changes in economic conditions in the surrounding area.

                      GAMBLERS SUPPLY MANAGEMENT COMPANY

               YEARS ENDED DECEMBER 31, 1995 AND JANUARY 1, 1995


6.   Other commitments and contingencies (continued):

     Agreement with Marquette Gaming Corporation:

     As a condition precedent to acquiring the right to operate an excursion gambling vessel in Iowa, GSMC entered into an arrangement with Marquette Gaming Corporation, an Iowa non-profit corporation (MGC). MGC as the "qualified sponsoring organization", appointed the Company to be the exclusive manager. GSMC pays MGC twenty-five cents ($.25) per embarked passenger, payable monthly on or before the 15th day of the following month. Beginning with the fourth year of this agreement, there will be an additional twenty-five cents ($.25) per embarking passenger for the remainder of the 25-year term.

7.   Financial instruments:

     Significant financial instruments in the Company's balance sheet at December 31, 1995, are limited to cash (carried at $1,172,702, which is its fair value) and debt, consisting of notes payable to shareholder and other long-term debt, including capital leases debt in default, (carried at an aggregate of approximately $34,000,000). Management believes it is impractical to estimate the fair value of the Company's debt because of the unusual terms of these obligations and the difficulty encountered to date in obtaining alternative financing.

     In addition, the Company is not a party to any financial instruments with "off-balance-sheet" risk of accounting loss except for its operating leases (Note 5) and self-insurance programs (Note 6).

8.   Supplemental cash flow information:

     Interest paid:

     Cash paid for interest, including on obligations under capital leases, was $3,809,473 and $120,012 during 1995 and 1994.

     Non-cash investing and financing activities:

     Property and equipment acquisitions of $919,925 and $24,902,120 during 1995 and 1994, was financed with long-term debt, obligations under capital leases, and other liabilities.

     Deferred debt issuance costs of $400,000 were incurred in the year ended
      January 1, paid in the year ended December 31, 1995.

     Nonmonetary net assets of $359,980 were distributed to shareholders in a spin-off transaction during 1995.

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